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                                                                Exhibit (p)(iii)

                          SOUND SHORE MANAGEMENT, INC.

                                 CODE OF ETHICS

1.   Purposes

     This Code of Ethics has been adopted by the board of directors of Sound Shore Management, Inc. (the "Adviser") in accordance with Rule 17j-1(c)(1) under the Investment Company Act of 1940 (the "Act") and Section 206 of the Investment Advisers Act of 1940 (the "Advisers Act"). This Code applies to the Adviser with respect to purchases and sales on behalf of any client of the Adviser, including any investment company for which the Adviser may serve as an investment adviser or sub-adviser (the "Client" or the "Clients"). Rule 17j-1 under the Act generally proscribes fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies, if effected by certain associated persons of such companies, including their investment advisers. Similarly, Section 206 of the Advisers Act also proscribes fraudulent and manipulative practices by investment advisers with respect to their clients. The purpose of this Code of Ethics is to provide regulations for the Adviser consistent with Rule 17j-1 of the Act and Section 206 of the Advisers Act and the general prohibitions set forth thereunder.

2.   Definitions

          (a) "Access Person" means any director, officer or employee of the Adviser.

          (b) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder (see Appendix A).

          (c) "Compliance Officer" shall mean the designated officer of the Adviser, or, in the case of the Compliance Officer's unavailability or involvement in the proposed transaction, any other officer of the Adviser not involved in the proposed transaction.

          (d) "Control" has the same meaning as in Section 2(a)(9) of the Act.

          (e) "Covered Security" shall mean a security as defined in Section 2(a)(36) of the Act,l except that it shall not include securities issued by the Government of the United States,

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(l)  As defined in Section 2(a)(36) of the Act, "security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of

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     bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments including repurchase agreements, and shares issued by registered open-end investment companies. "Covered Securities" include, among other things, any option to purchase or sell, and any security convertible into, a Covered Security.

          (f) "Fund Shares" means the shares of an open-end management investment company registered under the Act, other than a 'money market' find designed to have a constant NAV.

          (g) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

          (h) "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or
     Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

3.   Insider Trading

          (a) No Access Person shall, directly or indirectly, purchase or sell any security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership which would involve the use of "inside" information. "Inside" information means information known to such person but not generally available to public investors that a reasonable investor would consider to be important in deciding whether to buy, sell or retain a security. All directors, officers and employees are urged in any case where they have the slightest doubt as to the propriety of a transaction to refer it to the Adviser's Compliance Officer or legal counsel.

          (b)

4.   Prohibited Purchases and Sales

          (a) No Access Person shall, directly or indirectly, purchase or sell any Covered Security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale (i) is being considered for purchase or sale by or for any Client or (ii) is being purchased or sold by or for any Client, until the execution of transactions in such Covered Security by or for any Client have been completed and until such Access Person has obtained the prior approval of the Compliance Officer.

          (b) Without obtaining the prior approval of the Compliance Officer, no Access Person shall, directly or indirectly, purchase or sell any Covered Security in which such

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interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

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     person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in a manner contrary to recommendations made to or action taken by the Adviser on behalf of any Client where the effect of such purchase or sale may materially effect the price of the securities involved.

          (c) Without obtaining the prior written approval of the Compliance Officer, no Access Person shall directly or indirectly acquire beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

5.   Exempted Transactions

          (a) The prohibitions of subsections (a) through (c) of this Section 4 of this Code shall not apply to:

               (1) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

               (2) Purchases or sales of Covered Securities which are not eligible for purchase or sale by any Client.

               (3) Purchases or sales which are non-volitional on the part of either the Access Person or any Client.

               (4) Purchases effected through a systematic investment plan involving the automatic investment of a predetermined amount on predetermined dates, provided the Compliance Officer has been previously advised of such plan, and purchases which are part of an automatic dividend reinvestment plan.

               (5) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

               (6) Any purchase or sale (or series of related purchases and sales) involving less than $5,000 of the Covered Securities of a company which is either listed on a national exchange or traded over the counter and having a market capitalization in excess of $1 billion or, with the prior approval of the Compliance Officer, any other purchase or sale believed by the Compliance Officer to be only remotely potentially harmful to any Client because, for example, it would be very unlikely to affect a highly liquid market, or because it clearly is not related economically to the securities to be purchased, sold or held by any Client.

6.   Late Trading & Market Timing; Pre-clearance of Transactions in Fund Shares

          (a) No Access Person may engage in 'late trading' involving Fund Shares for any account in which he or she has, or by reason of such transaction acquires, any direct or

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     indirect Beneficial Ownership, or authorize or facilitate 'late trading' in shares of the Funds for the account of a third party. 'Late trading' with respect to Fund Shares refers to the placing of an order to buy or sell
     Fund Shares after the time that the NAV for Fund Shares is calculated with the intention of purchasing the Fund Shares at a price per share reflecting the NAV immediately prior to such NAV calculation. Similarly, 'late trading' also refers to the practice of placing a conditional trade prior to the time that the NAV for Fund Shares is calculated with the option of withdrawing or confirming the trade after the NAV for Fund Shares is actually calculated.

          (c) No Access Person may engage in a transaction in Fund Shares involving 'market timing.' Generally, 'market timing' refers to the practice of engaging in rapid and/or excessive purchases and redemptions of Fund Shares. With respect to Fund Shares of investment companies advised by the Adviser, 'market timing' refers to the redemption of Fund Shares within 60 days of purchase, or any other trading practices determined in the Compliance Officer's sole discretion to be 'excessive.' With respect to Fund Shares of investment companies not affiliated with the Adviser, whether a trading practice is considered to be 'market timing' shall be determined in accordance with the prospectus of such investment company. This prohibition on 'market timing' shall not apply to transactions described in subsections (d)(1), (d)(3) and (d)(4) of Section 4 of this Code.

7.   Reporting(2)

          (a) Each Access Person must file the following reports:

               (1) Initial Holdings Report. Beginning on March 1, 2000, no later than 10 days after a person becomes an Access Person, such person must file a report with the Compliance Officer which contains the following information: (i) the title, number of shares and principal amount of each Covered Security and all Fund Shares of investment companies advised by the Adviser in which such person has any direct or indirect beneficial ownership; (ii) the name of the broker, dealer or bank with whom such person maintains an account in which any securities are held for the direct or indirect benefit of such person; and (iii) the date the report is submitted to the Compliance Officer.

               (2) Quarterly Transaction Reports. Beginning with the calendar quarter ending March 31, 2000, no later than 10 days after the end of a calendar quarter, every Access Person must file a report with the Compliance Officer with respect to any transaction during the calendar quarter in a Covered Security or Fund Shares of an investment company advised by the Adviser in which the Access Person had any direct

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(2)  Any report required by this Section 6 may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security or Fund Shares to which the report relates.

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          or indirect beneficial ownership (the "Quarterly Report"). The
          Quarterly Report, which may be in the form of the cover page in Appendix B and attached account statements, must contain: (i) the date of each transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security or applicable Fund Shares involved; (ii) the nature of the transaction (i.e., purchase or sale or other type of acquisition or disposition); (iii) the price of the Covered Security or applicable Fund Shares at which the transaction was effected; (iv) the name of the broker, dealer or bank with or through which the transaction was effected; and (v) the date that the report is submitted to the Compliance Officer. With respect to any quarter in which an account was established by an Access Person in which any securities were held for the direct or indirect benefit of the Access Person, such Quarterly Report must also contain the name of the broker, dealer or bank with whom the Access person established the account and the date the account was established.

               (3) Annual Holdings Reports No later than January 30, 2001, and every January 30 thereafter, every Access Person must file a report with the Compliance Officer which contains the following information (which information must be current as of a date no more than 30 days before the report is submitted): (i) the title, number of shares and principal amount of each Covered Security or Fund Shares of an investment company advised by the Adviser in which such person has any direct or indirect beneficial ownership as of December 31 of the prior calendar year; (ii) the name of the broker, dealer or bank with whom such person maintains an account in which any securities are held for the direct or indirect benefit of such person; and (iii) the date the report is submitted to the Compliance Officer. The report may be in the form of the cover page in Appendix C and attached account statements.

8.   Notification to and Determination of Access Persons

          (a) Each current officer, director or employee of the Adviser will be notified of their status as an Access Person and their corresponding reporting obligations by March 1, 2000.

          (b) Each potential new officer, director or employee of the Adviser will be evaluated to determine whether they are an Access Person before they are offered a position and will be notified of their status as an Access Person, if applicable, before they take their position.

9.   Review of Reports Required by this Code of Ethics

          (a) Each report required to be submitted under Section 6 of this Code of Ethics will be promptly reviewed by the Compliance Officer when submitted.

          (b) Any violation or potential violation of this Code of Ethics shall be brought to the attention of the Chairman of the Adviser within five business days of its discovery.

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          (c) The Compliance Officer will investigate any such violation or potential violation of this Code of Ethics and report to the Chairman of the Adviser with a recommendation of appropriate action to be taken against any individual whom it is determined has violated this Code of Ethics as is necessary to cure the violation and prevent future violations.

          (d) The Compliance Officer will keep a written record of all investigations in connection with any Code of Ethics violations including any action taken as a result of the violation.

10.  Recordkeeping Requirements

          (a) The following records must be maintained at the principal place of business of the Adviser in the manner and to the extent set out below. These records must be made available to the Securities and Exchange Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

               (1) A copy of the Code of Ethics that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

               (2) A record of any violation of this Code of Ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

               (3) A copy of each report required to be submitted by Access Persons under Section 667 of this Code of Ethics, including any information provided on broker transaction confirmations and account statements, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

               (4) A record of all Access Persons, currently or within the past five years, who are or were required to make reports under this Code of Ethics will be established prior to March 1, 2000 and maintained in an easily accessible place;

               (5) A record of all persons, currently or within the past five years, who are or were responsible for reviewing reports of Access Persons will be established prior to March 1, 2000 and maintained in an easily accessible place;

               (6) A record of all approvals of requests to acquire securities in an Initial Public Offering or Limited Offering, indicating the reasons for such approval, must be maintained for at least five years after the end of the fiscal year in which the approval is granted; and

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               (7) A copy of each report required to be submitted pursuant to
          Section 10 of this Code of Ethics must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

11.  Reports to the Boards of Directors of Registered Investment Companies

          (a) Upon the request of a Client which is a registered investment company, the Compliance Officer will prepare a written report to be furnished to the board of directors of such registered investment company that:

               (1) Describes any issues arising under this Code of Ethics since the last report to such board of directors, including, but not limited to, information about material violations of this Code of Ethics and sanctions imposed in response to the material violations; and

               (2) Certifies that the Adviser has adopted the procedures in Sections 7 through 9 of this Code of Ethics and this Section 10 which are reasonably necessary to prevent Access Persons from violating this Code of Ethics.

12.  Sanctions

     Upon discovering a violation of this Code, the Adviser may impose such sanctions as it deems appropriate, including, among other things, monetary sanctions, a letter of censure, or suspension or termination of the employment of the violator.

13.  Distribution of the Code

     The Compliance Officer shall provide to each Access Person a copy of this Code of Ethics and obtain an acknowledgement from such person of receipt thereof. Amendments to this Code of Ethics shall in similar fashion be provided to each Access Person, who shall acknowledge receipt thereof.

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14.  Acknowledgement

     I acknowledge that I have received a copy and read this Code of Ethics. I understand my responsibilities under this Code of Ethics and agree to comply with all of its terms and conditions. I will retain a copy of this Code of Ethics for future reference.

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                                        Dated

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                                        Printed Name


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                                        Signature

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                                   APPENDIX A

     The term "beneficial owner" shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in securities, subject to the following:

     (1) The term "pecuniary interest" in any class of securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

     (2) The term "indirect pecuniary interest" in any class of securities shall include, but not be limited to:

          (A) Securities held by members of a person's immediate family sharing the same household; provided, however that the presumption of such beneficial ownership may be rebutted;

          (B) A general partner's proportionate interest in the portfolio securities held by a general or limited partnership. The general partner's proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership's most recent financial statements, shall be the greater of: (1) the general partner's share of the partnership's profits, including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership's portfolio securities; or
(2) the general partner's share of the partnership capital account, including the share attributable to any limited partnership interest held by the general partner;

          (C) A performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; provided, however, that no pecuniary interest shall be present where:
(1) the performance-related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over a period of one year or more; and (2) securities of the issuer do not account for more than 10 percent of the market value of the portfolio. A right to a nonperformance-related fee alone shall not represent a pecuniary interest in the securities;

          (D) A person's right to dividends that is separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;

          (E) A person's interest in securities held by a trust, as specified in Rule 16a-8(b); and

          (F) A person's right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

     (3) A shareholder shall not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a

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controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

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                                   APPENDIX B

                    QUARTERLY SECURITIES TRANSACTIONS REPORT

                    For the quarter ending December 31, 2004

     I hereby certify that the transactions on the attached account statements are the only securities transactions entered into during the quarter ending on the date written above in which I had any direct or indirect beneficial ownership.

     Please check the applicable box below:

          During the quarter ending on the date written above, I have not established any new account in which any securities were held during such quarter for my direct or indirect benefit.

          During the quarter ending on the date written above, I have established the following new accounts in which any securities were held during such quarter for my direct or indirect benefit:

Name of Broker, Dealer, or Bank                                 Date Established

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


Signature
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Name:
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                Please Print
Date:
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                                   APPENDIX C

                             ANNUAL HOLDINGS REPORT

                 For the calendar year ending December 31, 2004

     I hereby certify that the securities on the attached account statements are the only Covered Securities in which I have a direct or indirect beneficial ownership as of the date written above.

     Listed below are the names of every broker, dealer and bank with whom I maintain an account in which securities are held for my direct or indirect benefit:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


Signature
          ---------------------------
Name:
      -------------------------------
                Please Print
Date:
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